Exhibit 10.1

                            CONSULTING AGREEMENT WITH
                             BIG SKY MANAGEMENT LTD.


                             Big Sky Management Ltd.
                         Suite 1650, 200 Burrard Street
                       Vancouver, British Columbia V6C 3L6



February 28, 2002                                                 CONFIDENTIAL

KS e-Media Holdings, Inc
8751 Francis  Road
Richmond , BC
V6Y 1A8

Attention: Mayur Pandya

Dear Sirs:

Re: Consulting Agreement

This letter agreement (the "Agreement") sets forth the terms and conditions under which KS E-Media Holdings, Inc. (the "Company") has retained Big Sky Management Ltd. ("Big Sky") to serve as the Company's financial consultant in connection with the Company's organization and financing.

Duties of the Consultant

1. Big Sky will assist the Company in effecting the Company's organization and financing on terms acceptable to the Company. In this regard, we propose to undertake certain activities, including, if appropriate, the following:

         (a)  assisting the Company in preparing and refining its business plan;

         (b) identifying, introducing to, and consulting as to strategy for initiating discussions with, potential investors; and

         (c) assisting in the preparation and review of definitive documentation in connection with the Company's organization and financing and coordinating same with your legal counsel and accountants.

2. It is acknowledged by the Company that neither Big Sky nor any of its representatives are registered with or licensed by any securities commission or like authority as an underwriter, broker, dealer or financial advisor and that the services to be provided by Big Sky to the Company hereunder shall expressly not include trading in the Company's securities (either as principal or agent), participating in


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         an  offering  of the  Company's  securities  which is not  exempted  or otherwise in compliance with the requirements of applicable securities laws, or engaging in or professing to engage in the business of advising others with respect to a purchase or sale of the Company's securities.

Consulting Fee

3. Subject to section 4 hereof, Big Sky's compensation for its role as financial consultant will be the sum of US$1500 per month plus GST payable of $105 (the "Consulting Fee"). Big Sky and the Company agree that the Consulting Fee shall be payable to Big Sky, in arrears, from the date on which this Agreement is accepted by the Company, on the date on which the Company closes its first offering of securities and on the 1st day of each month thereafter.

Termination

4. This agreement has no set term of engagement and can be terminated with 30 days notice by either party.. It is expressly understood that the provisions relating to the payment for the Expenses and the provisions of the Indemnification Agreement (as those terms are defined herein) will survive termination of this Agreement or the completion of Big Sky's services hereunder.

Expenses

5. In addition to the foregoing fees the Company agrees, upon request from time to time, to promptly reimburse Big Sky for all out-of-pocket expenses, including, but not limited to, such costs as printing, telephone, fax, courier service, copying, accommodations and travel and direct computer expenses, and secretarial overtime ("Expenses").

Provision of Information and Indemnification Agreement

6. In connection with Big Sky's engagement, the Company and its directors, officers, employees, representatives and agents will furnish Big Sky with all data, material, and information concerning the Company (the "Information") which Big Sky reasonably requests, all of which will be accurate and complete in all material respects at the time furnished. The Company recognizes and confirms that in undertaking the engagement contemplated hereby, Big Sky will be using and relying exclusively on the Information provided by the Company without independent verification and without performing any appraisal of the assets or businesses of the Company. Big Sky is hereby authorized to use and deliver the Information, and any other data obtained by Big Sky from reliable published sources, in accordance with this Agreement without limitation. In connection with the engagement of Big Sky hereunder, the Company has entered into a separate letter agreement (the "Indemnification Agreement"), dated as of the date hereof, providing for the indemnification of Big Sky and certain related parties by the Company.




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Relationship

7. In the performance of its obligations hereunder Big Sky shall be an independent contractor of the Company. Big Sky shall perform the services enumerated herein according to its own means and methods of work and shall not be subject to the control or supervision of the Company. The Company acknowledges that nothing in this Agreement shall be construed to require Big Sky to provide services to the Company at any specific time or in any specific place or manner.

Miscellaneous

8. This Agreement and the Indemnification Agreement constitute the entire agreement between us with respect to the subject matter hereof. This Agreement and Indemnification Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the parties hereto irrevocably attorn to the exclusive jurisdiction of the Courts thereof and the Courts of Appeal therefrom. Should suit be brought to enforce this Agreement or the Indemnification Agreement, the prevailing party shall be entitled to recover from the other reimbursement for reasonable attorneys' fees.

9. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof and no waiver shall constitute a continuing waiver. No waiver shall be binding unless written notice thereof is delivered by the party making the waiver to the other party.

10. The offer contained herein will expire and be of no further force or effect unless accepted in writing prior to the close of business on.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to us the enclosed duplicate copy of this Agreement together with the Indemnification Agreement. We look forward to working with you and to the successful conclusion of this engagement.


                                     Yours very truly,

                                     Big Sky Management Ltd.



                                     /s/ Eric Boehnke
                                     -----------------------
                                     Eric Boehnke
                                     President

Accepted and Agreed to as of
the 28th day of February,2002.

KS E- Media Holdings, Inc.

"Mayur Pandya"
Mayur Pandya
President

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Date February 28, 2002

DELIVERED BY COURIER                                             CONFIDENTIAL


BIG SKY  MANAGEMENT LTD.
Suite 1650, 200 Burrard Street
Vancouver, British Columbia V6C 3L6
Canada

Gentlemen:

In consideration of the agreement of Big Sky Management Ltd. ("Big Sky") to provide financial consulting services to KS E-Media Holdings, Inc. (the
"Company"), pursuant to the letter agreement of even date herewith (the Agreement")), and pursuant to the Agreement, we hereby agree to indemnify and hold harmless Big Sky, its affiliates, the respective directors, officers, agents and employees of Big Sky and its affiliates and each person, if any, controlling Big Sky or any of its affiliates within the meaning of either
Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, (Big Sky and each such other person are hereinafter referred to as an "Indemnified Person"), from and against any such losses, claims, damages, expenses and liabilities (or actions in respect thereof), joint or several, as they may be incurred (including all legal fees and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any claim, action, suit, proceeding, loss, damage, expense or liability, whether or not in connection with an action in which any Indemnified Person is a named party) to which any of them may become subject (including in settlement of any action, suit or proceeding, if such settlement is effected with the Company's consent, which consent shall not be unreasonably withheld), and which are related to or arise out of Big Sky's engagement, the transaction contemplated by such engagement or any Indemnified Person's role in connection therewith, including, but not limited to, any losses, claims, damages, expenses and liabilities (or actions in respect thereof) arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in any document of the Company, or arising out of, based upon or caused by any omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading. The Company will not, however, be responsible under the foregoing provisions with respect to any loss, claim, damage, expense or liability to the extent that a court having jurisdiction shall have determined by a final judgment (not subject to further appeal) that such loss, claim, damage, expense or liability resulted from actions taken or omitted to be taken by Big Sky due to its gross negligence or wilful misconduct.

If the indemnity referred to above should be, for any reason whatsoever, unenforceable, unavailable to or otherwise insufficient to hold harmless Big Sky and each Indemnified Person in connection with the transaction, each Indemnified Person shall be entitled to receive from the Company, and the Company shall pay, contributions for such losses, claims, damages, liabilities and expenses (or actions in respect thereof) so that each Indemnified Person ultimately bears only a portion of such losses, claims, damages, liabilities, expenses and


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actions as is appropriate:  (i) to reflect the relative benefits received by Big
Sky on the one hand and the Company on the other hand in connection with the transaction; or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of Big Sky and the Company in connection with the actions or omissions to act which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, however, that in no event shall the aggregate contribution of all Indemnified Persons to all losses, claims, damages, liabilities, expenses and actions exceed the amount of the fee actually received by Big Sky pursuant to the Agreement. The respective relative benefits received by Big Sky and the Company in connection with the Agreement shall be deemed to be in the same proportion as the aggregate fee paid to Big Sky in connection with the Agreement bears to the total consideration received by the Company in connection with or arising from the Agreement. The relative fault of Big Sky and the Company shall be determined by reference to, among other things, whether the actions or omissions to act were by Big Sky or the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

The indemnity, contribution and expense payment obligations of the Company referred to above shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and representatives of any Indemnified Person and the Company. The Company also agrees that the Indemnified Persons shall have no liability to the Company or any person asserting claims on behalf of or in right of the Company for or in connection with any matter referred to in this letter except to the extent that any such liability results from the gross negligence or wilful misconduct of Big Sky in performing the services that are the subject of the Agreement and in no event shall such liability exceed the amount of fees actually received by Big Sky hereunder.



                                        Yours very truly,

                                        KS E-Media Holdings, Inc.



                                        /s/ Mayur Pandya
                                        -----------------------------
                                        Mayur Pandya
                                        President


Accepted and Agreed to as of
the 28th day of February, 2002.

BIG SKY MANAGEMENT LTD.


"Eric Boehnke"
Eric Boehnke
President

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